Manufacturing Process







- **Pre-Processing**
  - Raw materials, primarily medicinal plants, go through a purifying process during which key components are selected, cut, rinsed and dried
- **Extracting & Concentrating**
  - Processed raw materials go through a series of extraction processes of mixing, soaking, stewing, drying and grinding
- **Dosage Processing and Packaging**
  - Final processing into various dosage forms such as capsules, tablets, syrups, tinctures and granules